Exhibit 5.1

Hogan Lovells US LLP

555 Thirteenth Street, NW

Washington, D.C. 20004

T +1 212 918 3000

F +1 212 918 3100

www.hoganlovells.com

August 18, 2010

Board of Directors

Choice Hotels International, Inc.

10750 Columbia Pike

Silver Spring, Maryland 20901

Ladies and Gentlemen:

We are acting as counsel to Choice Hotels International, Inc., a Delaware corporation (the “Company”), the Delaware LLC Guarantors (as listed and defined on Schedule A hereto), the Delaware Corporate Guarantors (as listed and defined on Schedule A hereto) and the Georgia Guarantors (as listed and defined on Schedule A hereto) (the Delaware LLC Guarantors, Delaware Corporate Guarantors and Georgia Guarantors are referred to in this opinion as “Guarantors”) in connection with their automatic shelf registration statement on Form S-3ASR, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the proposed public offering of one or more series of the following securities of the Company: (i) shares of common stock, $0.01 par value per share (the “Common Shares”), (ii) shares of preferred stock, $0.01 par value per share (the “Preferred Shares”), (iii) debt securities (the “Debt Securities”), and (iv) guarantees of debt securities (the “Guarantees,” together with the Common Shares, Preferred Shares and Debt Securities, the “Securities”), all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Board of Directors

Choice Hotels International, Inc.

August 18, 2010

For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company or the Guarantors to be offered from time to time will have been duly authorized and established by proper action of the board of directors of the Company or a duly authorized committee of such board or the board of directors or the member of the Guarantors, as the case may be (“Board Action”), consistent with the procedures and terms described in the Registration Statement and in accordance with the governing documents of the Company and the Guarantors and the Delaware General Corporation Law, as amended, the Limited Liability Company Act of the State of Delaware (the “Delaware LLC Act”), or the General Corporation Law of the State of Georgia (the “Georgia Corporation Act”) , as applicable, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or the Guarantors or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended (the “Act”), and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any Debt Securities will be issued pursuant to an indenture for Debt Securities substantially in the form of such indenture filed as Exhibit 4.1 to the Registration Statement, with items shown in such exhibit as subject to completion completed in a satisfactory manner (and any Guarantees will be issued under one or more supplemental indentures to such indenture); (iv) the indenture under which any Debt Securities and Guarantees are issued will be qualified under the Trust Indenture Act of 1939, as amended; (v) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; (vi) the Company and the Delaware Corporate Guarantors will remain Delaware corporations; (vii) the Delaware LLC Guarantors will remain Delaware limited liability companies; and (viii) the Georgia Guarantors will remain Georgia corporations.

To the extent that the obligations of the Company or the Guarantors with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the indenture for any Debt Securities and Guarantees, namely, the trustee, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such indenture; that such indenture has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such indenture with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such indenture.

This opinion letter is based as to matters of law solely on the applicable provisions of the following, as currently in effect: (i) as to the opinions given in paragraphs (a), (b) and (e), the Delaware General Corporation Law, as amended, (ii) as to the opinions given in paragraphs (c), (d), (e) and (f) the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level), (iii) as to the opinion given in paragraph (d), the Delaware LLC Act

Board of Directors

Choice Hotels International, Inc.

August 18, 2010

in the case of such law, only to the extent such opinions are being given with respect to the Delaware LLC Guarantors that are organized as limited liability companies under such law, and (iv) as to the opinion given in paragraph (f), the Georgia Corporation Act, in the case of such law, only to the extent such opinions are being given with respect to the Georgia Guarantors. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations (and in particular, we express no opinion as to any effect that such other laws, statutes, ordinances, rules, or regulations may have on the opinions expressed herein). As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a) The Common Shares (including any Common Shares duly issued upon the exchange or conversion of Debt Securities or Preferred Shares that are exchangeable for or convertible into Common Shares and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise), upon due execution and delivery on behalf of the Company of certificates therefor, will be validly issued, and the Common Shares will be fully paid and nonassessable.

(b) The Preferred Shares, upon due execution and delivery on behalf of the Company of certificates therefor, will be validly issued, fully paid and nonassessable.

(c) The Debt Securities, upon due execution and delivery of an indenture relating thereto on behalf of the Company and the trustee named therein, and upon authentication by such trustee and due execution and delivery on behalf of the Company in accordance with the indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of the Company.

(d) The Guarantees, upon due execution and delivery of a supplemental indenture relating thereto on behalf of the Guarantors and the trustee named therein, and upon authentication by such trustee and due execution and delivery on behalf of the Company in accordance with the indenture and the supplemental indenture relating thereto, will constitute valid and binding obligations of the Guarantors.

The opinions expressed in Paragraphs (c) and (d) above with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law).

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

Board of Directors

Choice Hotels International, Inc.

August 18, 2010

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan Lovells US LLP
HOGAN LOVELLS US LLP

Board of Directors

Choice Hotels International, Inc.

August 18, 2010

Schedule A

Guarantors

Delaware Corporate Guarantors	Jurisdiction of Organization
Choice Capital Corp.	Delaware
Choice Hotels International Services Corp.	Delaware
Park Lane Drive Hotel Development, LLC	Delaware

Delaware LLC Guarantors	Jurisdiction of Organization
Brentwood Boulevard Hotel Development, LLC	Delaware
CSES, LLC	Delaware
Dry Pocket Road Hotel Development, LLC	Delaware
Park Lane Drive Hotel Development, LLC	Delaware

Georgia Guarantors	Jurisdiction of Organization
Suburban Franchise Systems, Inc.	Georgia
Suburban Franchise Holding Company, Inc.	Georgia

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